   As filed with the Securities and Exchange Commission on January 28, 1999.
   -------------------------------------------------------------------------
                                                    REGISTRATION  NO. 33-
                                                    ----------------------------


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              IMCO RECYCLING INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         75-2008280
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                     5215 NORTH O'CONNOR BLVD., SUITE 940
                       CENTRAL TOWER AT WILLIAMS SQUARE
                             IRVING, TEXAS  75039
                                (214) 869-6575
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 IMCO RECYCLING INC. ANNUAL INCENTIVE PROGRAM
                             (Full Title of Plan)


                                PAUL V. DUFOUR
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              IMCO RECYCLING INC.
                     5215 NORTH O'CONNOR BLVD., SUITE 940
                       CENTRAL TOWER AT WILLIAMS SQUARE
                             IRVING, TEXAS  75039
                                (214) 869-6575
(Name, address, including zip code, and  telephone number, including area code, of agent for service)



                                With copies to:
                           HAYNES AND BOONE, L.L.P.
                          1000 LOUISIANA, SUITE 4300
                             HOUSTON, TEXAS  77002
                           ATTN:  MARC H. FOLLADORI
                                (713) 547-2000


                                          CALCULATION OF REGISTRATION FEE
================================================================================================================

                                                                       Proposed Maximum        Amount of
                         Title of                                     Aggregate Offering    Registration Fee
                Securities to be Registered                               Price (2)

----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share    400,000 shares  $13.344         $5,337,600        $1,483.85

================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) The 400,000 shares registered hereby represent shares issuable pursuant to the Company's IMCO Recycling Inc. Annual Incentive Program. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on January 27, 1998, as reported on the New York Stock Exchange composite tape ($13.344 per share).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     IMCO Recycling Inc. (the "Company") hereby incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 333-07091) filed with the Securities and Exchange Commission (the "Commission") on June 28, 1996 (the "1996 Form S-8"). The Company also incorporates by reference the description of the Company's common stock, par value $0.10 per share (the "Common Stock"), set forth under the caption "Description of Capital Stock -- Common Stock" in the Company's registration statement on Form S-2, dated
June 11, 1992, (Registration No. 33-48571).



                 IMCO RECYCLING INC. ANNUAL INCENTIVE PROGRAM


     By means of the 1996 Form S-8, the Company registered 500,000 shares of
Common Stock pursuant to its Annual Incentive Program (the "Program").   This
Registration Statement registers an additional 400,000 shares of Common Stock issuable pursuant to the Program, as authorized by the Company's stockholders at the Company's Annual Meeting of Stockholders held on May 13, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on December 18, 1998.

                                    IMCO RECYCLING INC.

                                    By:  /S/ PAUL V. DUFOUR
                                       -----------------------------
                                         Paul V. Dufour
                                         Executive Vice President - Finance and
                                         Administration
                                         Chief Financial Officer and Secretary
                                         (Principal Financial Officer)


                               POWER OF ATTORNEY


     Each of the undersigned hereby appoints Don V. Ingram and Paul V. Dufour and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 18, 1998.


          SIGNATURE                                 TITLE
          ---------                                 -----


     /S/ DON V. INGRAM                Director, Chairman of the Board of
     ----------------------           Directors and Chief Executive Officer
          Don V. Ingram

     /S/ RICHARD L. KERR              President and Chief Operating Officer
     ----------------------
          Richard L. Kerr

     /S/ PAUL V. DUFOUR               Executive Vice President - Finance and
       --------------------           Administration, Chief Financial
          Paul V. Dufour              Officer and Secretary
                                      (Principal Financial Officer)

     /S/ ROBERT R. HOLIAN             Vice President and Controller
     ----------------------           (Principal Accounting Officer)
          Robert R. Holian

     /S/ JACK M. BRUNDRETT            Director
     ----------------------
          Jack M. Brundrett

     /S/ JOHN J. FLEMING              Director
     ----------------------
          John J. Fleming

     /S/ STEVE BARTLETT               Director
     ----------------------
          Steve Bartlett

     /S/ RALPH L. CHEEK               Director
     ----------------------
          Ralph L. Cheek

     /S/ DON NAVARRO                  Director
     ----------------------
          Don Navarro

     /S/ JACK C. PAGE                 Director
     ----------------------
          Jack C. Page

     /S/ THOMAS A. JAMES              Director
     ----------------------
          Thomas A. James

                               INDEX TO EXHIBITS


Exhibit   Description
-------   -----------


     4.1 Specimen certificate for shares of the Company's common stock, par value $0.10 per share. Exhibit 4.1 to the Company's Registration Statement on Form S-2 (No. 33-48571) is incorporated herein by reference.

     4.2  The Company's Annual Incentive Program

     5.1  Opinion of Haynes and Boone, L.L.P.

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

     24.1 Power of Attorney (included on the signature page hereto).